Exhibit 99.1

NEWS

Contact:

John P. Howlett
Vice Chairman Emeritus
Emtec, Inc.
Telephone 908-338-0043
Email johnhowlett@emtecinc.com
Web site www.emtecinc.com

Emtec, Inc. Announces First Quarter 2012 Results
Records Over 50% Growth in Services Revenue
Provides Comments on 2011 Fiscal Year Results.

Springfield, NJ, January 24, 2012 – Emtec, Inc. (OTCBB: ETEC) (“Emtec” or the “Company”) announced today that, for the quarter ended November 30, 2011, consulting and outsourcing revenue increased to $25.6 million for quarter ended November 30, 2011 from $16.7 million in quarter ended November 30, 2010, an increase of  $8.9 million or 53.5%.  Overall revenue decreased from $76.9 million to $72.0 million as procurement services revenues declined by $13.8 million from $60.2 million to $46.4 million. The decline in procurement revenue is due to purchasing decision delays by our education clients and delivery delays due to component shortages.  The Company believes it is more important for investors to focus on the growth of the Company’s consulting and outsourcing business as it provides higher gross margins and recurring revenue.  Gross profit increased by approximately $1.4 million to $11.9 million for the quarter ended November 30, 2011 from $10.5 million for the quarter ended November 30, 2010.  Earnings before interest, taxes, depreciation and amortization expenses (“EBITDA”) was $2.8 million for the quarter  ended November 30, 2011 compared with $2.2 million for the quarter ended November 30, 2010.  Adjusted EBITDA, which is defined by management as net income before interest, taxes, depreciation, amortization, retention bonuses, stock-based compensation, executive recruiting fees, severance, earnout liability adjustments and stock warrant expense (“Adjusted EBITDA”), was $2.6 million for the quarter ended November 30, 2011 versus $2.5 million for the quarter ended November 30, 2010. A reconciliation of net income to EBITDA and Adjusted EBITDA is attached to this press release.  Also attached, for comparability purposes, is an income statement and reconciliation of net loss to EBITDA and Adjusted EBITDA for the years ended August 31, 2011 and 2010, as we did not previously issue an earnings release for the year ended August 31, 2011.

EBITDA and Adjusted EBITDA are key financial metrics used by the Company’s Board of Directors and management to evaluate and measure the Company’s operating performance. These metrics are not in conformity with generally accepted accounting principles (“GAAP”) in the United States of America.  Management’s calculation of EBITDA eliminates the effect of charges primarily associated with financing decisions, tax regulations and capital investments. Adjusted EBITDA also eliminates certain unusual costs and reflects certain changes in the business made by management and includes adjustments which, in the opinion of management, are necessary to reflect the underlying ongoing operations of the business. Net income (loss) is the most comparable GAAP measure of the Company’s operating results presented in the Company’s consolidated financial statements.  We have made a reconciliation of net income (loss), which is the most closely comparable GAAP measure, to these non-GAAP measures for the quarters ended November 30, 2011 and 2010 and the years ended August 31, 2011 and 2010 and discussed these adjustments in this release.  EBITDA and Adjusted EBITDA should not be considered as an alternative to net income (loss) or any other GAAP measure of performance or liquidity, and may not be comparable to other similarly titled measures of other companies.  Management believes that the presentation of EBITDA and Adjusted EBITDA is important to investors because Adjusted EBITDA is used by management to evaluate financial performance and continuing operations and to determine resource allocation for each of our business segments.

Dinesh Desai, Chairman and CEO of Emtec commented, “We have crossed an important milestone with our consulting and outsourcing revenue for the quarter by breaking the $100 million annual revenue run rate.  We were also pleased that our Federal procurement revenues returned to their historical levels during the quarter.  Our 2011 was a disappointing fiscal year for us, so it was important that we started off the year on a positive note. We are looking forward to our education business returning to its normal run rates in the upcoming quarters, as well as continued growth in our commercial sector.  During 2011 we positioned the Company for a better future, with new management additions, new service offerings through three acquisitions, new financial partners, and a $4 million annualized cost cutting program.  These steps have started to pay off with our first quarter results.”

Gregory Chandler, Chief Financial Officer of Emtec added, “The procurement revenue decline was the result of the end of a five-year purchasing cycle by one of our clients.  That client has renewed its funding and has tax revenues in place for the next five years.  We look forward to helping them improve the use of their technology over the next several years.  Because of the recurring services revenue we added in 2011, and a higher gross margin of our procurement revenues, we were able to weather the $14 million drop in procurement revenue and maintain the bottom line.  As this services revenue continues into the rest of the year it should help show improved bottom line results.  Our Selling, General and Administrative (“SG&A”) expenses increased by $2.2 million from the acquisitions we purchased in 2011.  So we were pleased that the cost cutting we carried out during 2011 resulted in the net cost increase being held to only $1.4 million.  Our capital expenditures have returned to normal levels  since  our ERP implementation is complete.  Capital expenditures for the first quarter of 2012 were approximately $340,000 versus $310,000 in the same quarter last year but well below the quarterly average for 2011 of approximately $625,000 per quarter.  The overall gross margin improved mainly due to higher margins on our procurement business.  This also reflects the shift in mix of types of business we are providing. Our liquidity situation has also improved with a new line of credit which we closed on in December, as well as additional Mezzanine financing.  Both of these investors provided us growth capital which was needed because a number of government agencies we work with continue to be slow payers.  We are focusing on ways to work with these agencies to bring our DSO down to more reasonable levels.  We have provided below both our fourth quarter results as well as our full 2011 results in this press release.”

About Emtec:

Emtec, Inc. established in 1964, provides information technology (IT) services and products to the federal, state and local government, education and commercial markets. Emtec helps clients identify and prioritize areas for improvement and then implement process, technology and business application improvements that reduce costs, improve service and align the delivery of IT with the needs of their organizations. Emtec’s market leading value based management methods, coupled with best-in-class IT technology, consulting and development services, address a wide range of specific client needs, as well as support broader IT transformation initiatives.  Emtec's service capabilities span the USA, Canada and countries around the globe. For more information visit: www.emtecinc.com.

Certain statements in this document constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. The Company’s future operating results are dependent upon many factors, including but not limited to: (i) the Company’s ability to obtain sufficient capital or a strategic business arrangement to fund its plan of operations when needed; (ii) the Company’s ability to build the management and human resources and infrastructure necessary to support the growth of its business; (iii) competitive factors and developments beyond the Company’s control; and (iv) other risk factors discussed in the Company’s periodic filings with the Securities and Exchange Commission which are available for review at www.sec.gov under “Search for Company Filings.”   We undertake no obligation to publicly update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, or changes to future results over time.

EMTEC, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands)
	For the Three Months Ended November 30,
	2011	2010	$ Change	% Change
Revenues
Procurement services	$46,416	$60,180	$(13,764)	(22.9)%
Consulting and outsourcing	25,614	16,689	8,925	53.5%
Total Revenues	72,030	76,869	(4,839)	(6.3)%

Cost of Revenues
Cost of procurement services	40,655	54,179	(13,524)	(25.0)%
Cost of consulting and outsourcing	19,479	12,143	7,336	60.4%
Total Cost of Revenues	60,134	66,322	(6,188)	(9.3)%

Gross Profit
Procurement services	5,761	6,001	(240)	(4.0)%
Procurement services %	12.4%	10.0%

Consulting and outsourcing	6,135	4,546	1,589	35.0%
Consulting and outsourcing %	24.0%	27.2%

Total Gross Profit	11,896	10,547	1,349	12.8%
Total Gross Profit %	16.5%	13.7%

Operating expenses:
Selling, general, and administrative expenses	9,573	8,199	1,374	16.8%
Stock-based compensation	160	145	15	10.3%
Warrant liability adjustment	(608)	26	(634)	(2438.5)%
Depreciation and amortization	1,360	704	656	93.2%
Total operating expenses	10,485	9,074	1,411	15.5%
Percent of revenues	14.6%	11.8%

Operating income	1,411	1,473	(62)	(4.2)%
Percent of revenues	2.0%	1.9%

Other expense (income):
Interest income – other	(62)	(3)	(59)	1966.7%
Interest expense	835	118	717	607.6%
Other	(2)	16	(18)	(112.5)%

Income before income tax expense	640	1,342	(702)	(52.3)%
Income tax expense	185	613	(428)	(69.8)%
Net income	$455	$729	$(274)	(37.6)%
Percent of revenues	0.6%	0.9%

EMTEC, INC.
RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA
(In thousands)
For the Three Months Ended November 30,
	2011	2010	Change
Net income	$455	$729	$(274)
Interest and other expense	771	131	640
Income taxes	185	613	(428)
Depreciation and amortization	1,360	704	656
EBITDA	2,771	2,177	594

Retention bonuses (1)	146	-
Stock based compensation	160	145
Executive recruiting (2)	-	78
Severance	11	35
Earnout liability adjustment (3)	168	-
Warrant expense (4)	(608)	26
Total Adjustments (5)	(123)	284
Adjusted EBITDA	$2,648	$2,461	$186

1) Expenses associated with retention bonuses which were agreed to in connection with the closing of the Company’s acquisition of Emerging Solutions (Gnuco).

2) Reflects executive recruiting fees incurred in connection with a management launched search for a senior executive in 2009. Management made a one-time decision to invest in the business by hiring new senior executives to grow the business in 2010 and thereafter.

3) Non Cash adjustment of future contingent   earnout liabilities in connection with the acquisitions of SDI, Dinero, Covelix, and Emerging.  The earnout liabilities were recorded at fair value based on valuation models which utilize relevant factors such as expected life and estimated probabilities of the acquisitions achieving the performance targets throughout the earnout periods.  These earnout liabilities are reassessed each reporting period and can result in recording additional income or expense.

4)  Expense or income related to the stock warrants issued to our majority stockholder in August 2010 including legal fees associated with the issuance, as well as the stock warrant issued in connection with the subordinated debt financing in August 2011. These warrants are “marked-to-market” each reporting period, which can result in fluctuations in non cash income or expense in future periods.

5)  In addition to the adjustments described above, the Company has not made adjustments for merger and acquisition related costs. The Company may incur similar costs in future periods.  The company recorded merger and acquisition related costs of $83,000 and $47,000 for the quarters ended November 30, 2011 and 2010, respectively.

EMTEC, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands)
	Year Ended August 31,
	2011	2010	$ Change	% Change
Revenues
Procurement services	$137,609	$166,130	$(28,521)	(17.2)%
Consulting and outsourcing	74,538	58,472	16,066	27.5%
Total Revenues	212,147	224,602	(12,455)	(5.5)%

Cost of Revenues
Cost of procurement services	123,385	148,104	(24,719)	(16.7)%
Cost of consulting and outsourcing	55,695	40,703	14,992	36.8%
Total Cost of Revenues	179,080	188,806	(9,726)	(5.2)%

Gross Profit
Procurement services	14,224	18,026	(3,803)	(21.1)%
Procurement services %	10.3%	10.9%

Consulting and outsourcing	18,843	17,769	1,074	6.0%
Consulting and outsourcing %	25.3%	30.4%

Total Gross Profit	33,067	35,795	(2,729)	(7.6)%
Total Gross Profit %	15.6%	15.9%

Operating expenses:
Selling, general, and administrative expenses	34,386	30,901	3,486	11.3%
Stock-based compensation	514	561	(47)	(8.4)%
Warrant liability adjustment	57	910	(853)	(93.7)%
Depreciation and amortization	3,587	2,405	1,181	49.1%
Total operating expenses	38,544	34,777	3,767	10.8%
Percent of revenues	18.2%	15.5%

Operating income (loss)	(5,477)	1,019	(6,496)	(638.0)%
Percent of revenues	(2.6)%	0.5%

Other expense (income):
Interest income – other	(23)	(32)	9	(28.1)%
Interest expense	1,110	947	163	17.2%
Other	57	27	30	111.1%

Income (loss) before income tax expense (benefit)	(6,621)	77	(6,698)	(8811.8)%
Income tax expense (benefit)	(2,371)	589	(2,960)	(502.5)%
Net loss	$(4,250)	$(512)	$(3,738)	728.5%
Percent of revenues	(2.0)%	(0.2)%

EMTEC, INC.
RECONCILIATION OF NET LOSS TO EBITDA AND ADJUSTED EBITDA
(In thousands)
Year Ended August 31,
	2011	2010	Change
Net loss	$(4,250)	$(512)	$(3,738)
Interest and other expense	1,144	942	202
Income taxes	(2,371)	589	(2,960)
Depreciation and amortization	3,587	2,405	1,182
EBITDA	(1,890)	3,424	(5,314)

Retention bonuses (1)	1,040	1,234
Elimination of non-essential overhead (2)	3,796	737
Stock based compensation	612	561
Executive recruiting (3)	156	101
Severance	831	295
ERP capitalized costs (4)	(735)	-
Warrant expense (5)	57	965
Total Adjustments (6)	5,757	3,893
Adjusted EBITDA	$3,866	$7,317	$(3,451)

1) Expenses associated with retention bonuses which were agreed to in connection with the closing of the Company's acquisitions of Luceo, EBAS/Aveeva, SDI, and EMS, a company of which certain assets were acquired through Koan-IT US.

2) Elimination of non-essential overhead gives pro forma effect to expenses incurred in 2011 and 2010 which were eliminated during the years ended August 31, 2011 and 2010 as if the elimination of these expenses occurred at the beginning of the applicable reporting period.  In 2011, this includes $3.8 million paid to associates whose positions were eliminated in the third and fourth quarters of 2011 as a result of a companywide restructuring as if their positions were eliminated at the beginning of the 2011 fiscal year.  In 2010, this includes $737,000 paid to sales and support associates whose positions were eliminated in the third and fourth quarter of 2010 as a result of our commercial infrastructure business restructuring as if their positions were eliminated at the beginning of the second quarter of fiscal year 2010.

3) Reflects executive recruiting fees incurred in connection with a management launched search for a senior executive in 2009. Management made a one-time decision to invest in the business by hiring new senior executives to grow the business in 2010 and thereafter.

4) Capitalization of internal resource costs associated with the implementation of a new ERP system in FY 2011.

5) Expense or income related to the stock warrants issued to our majority stockholder in August 2010 including legal fees of $55,000 associated with the issuance for the year ended August 31, 2010, as well as the stock warrant issued in connection with the subordinated debt financing in August 2011. These warrants are “marked-to-market” each reporting period, which can result in fluctuations in non cash income or expense in future periods.

6) In addition to the adjustments described above, the Company has not made adjustments for merger and acquisition related costs. The Company may incur similar costs in future periods.   The company recorded merger and acquisition related costs of $542,000 and $239,000 for the years ended ended August 31, 2011 and 2010, respectively.